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                                                                    EXHIBIT 10.1

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                    -----------------------------------------

                  THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT, effective as of the 2nd day of January, 2002, is hereby made and entered into between SCPIE MANAGEMENT COMPANY (formerly named Physicians Insurance Management, Inc.), a California corporation ("SCPIE Management"), and DONALD J. ZUK ("Executive").

                                    RECITALS
                                    --------

                  A. Executive is and has been employed for a number of years in a senior capacity in the administration of casualty insurance, including particularly medical professional liability insurance. Through such employment he has acquired outstanding experience and special skills and abilities in the management and administration of professional liability insurance programs, including the marketing, underwriting, loss prevention and claims management aspects of such business.

                  B. Because of the unique nature of the employment position involved and the experience, skills, abilities, background and knowledge of Executive, SCPIE Management desires to continue to retain the services of Executive for the term of this Agreement on the terms and conditions set forth in this Agreement. Executive desires to remain in the employ of SCPIE Management and is willing to accept such employment on the terms and conditions set forth in this Agreement.

                  C. Executive originally served as the President and Chief Executive Officer of SCPIE Management pursuant to the terms of an Employment Agreement dated as of April 28, 1988, which was replaced by a new Employment Agreement dated as of December 3, 1991 (the "December 1991 Agreement"). The December 1991 Agreement was amended and restated each subsequent year to extend the term and termination provisions for a period of one additional year,

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and most recently on January 2, 2001, SCPIE Management and Executive further amended and restated the December 1991 Agreement to extend the term and termination provisions for an additional period of one year (the "2001 Amended and Restated Agreement"). SCPIE Management and Executive desire to further amend and restate the 2001 Amended and Restated Agreement to extend the term and termination provisions for an additional period of one year.

                                    AGREEMENT
                                    ---------

                  NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual promises and covenants set forth herein, SCPIE Management and Executive agree as follows:

                  1.       Employment, Duties and Term.
                           ---------------------------
                           (a)      SCPIE Management hereby hires and employs
Executive, and Executive agrees to serve as an executive of SCPIE Management under and subject to all of the terms, conditions and provisions hereof, for the period commencing December 3, 1991 and terminating on December 31, 2006, unless earlier terminated pursuant to paragraph 3 hereof. Executive agrees to serve as President and Chief Executive Officer of SCPIE Management and its parent corporation, SCPIE Holdings Inc. ("SCPIE Holdings"), and in such other positions as may be determined by the Board of Directors of SCPIE Management. Executive's duties shall be as designated by SCPIE Management's Board of Directors and shall be subject to such policies and directives as may be established or given by such Board of Directors from time to time. Executive agrees that, as an officer of SCPIE Management, he will faithfully serve in such capacities during the term of this Agreement, except as herein otherwise provided. Executive further agrees to devote his best efforts and his entire attention and energy to such service.

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                  2.       Compensation and Benefits.
                           -------------------------
                           (a)      SCPIE  Management  agrees to pay to
Executive, for his services to SCPIE Management hereunder, compensation at the initial rate of $344,800 per annum commencing December 9, 1991. Said compensation shall be payable in bi-weekly payments. During the term hereof, Executive's yearly compensation rate under this paragraph 2(a) shall be increased annually (commencing as of January 1, 1992 and continuing as of each succeeding January 1) by a percentage equal to the percentage increase (if any) in the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index for All Items, All Urban Consumers (CPI-U), for the Los Angeles area, for the preceding calendar year. In the event that such Index (or a successor Index) is not available, a reliable governmental publication evaluating the information theretofore used in determining the Index shall be used in lieu of such Index. (Pursuant to the terms of this provision, Executive's yearly compensation rate was increased to $581,062 as of January 1, 2001, and was also maintained by the Board of Directors of SCPIE Management as of January 1, 2002 at that amount before inclusion of the CPI-U adjustment of the 2001 salary level.)

                           (b)      Annually during the term hereof,  the Board
of Directors of SCPIE Management will consider whether to provide bonuses to Executive and additional increases in Executive's compensation rate; provided, however, that during the time that SCPIE Management is a wholly-owned subsidiary of SCPIE Holdings, SCPIE Management shall not provide any bonuses or additional increases in Executive's compensation rate under this paragraph unless such bonus or increase has been specifically approved in writing by SCPIE Holdings. Additional increases in Executive's compensation rate which are made pursuant to this paragraph (if any) and which are in effect at the time this Agreement is terminated, shall, for the purposes of paragraphs 3(a)(i) or (ii),

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3(c)(ii) or 3(e)(ii), be considered to be included in the compensation rate in effect under paragraph 2(a) at the date of such termination.

                           (c)      During the term hereof, Executive shall be
entitled to participate in such medical, dental, life and disability insurance programs, pension and other retirement programs and other benefits as are now and may from time to time become generally available to executives of SCPIE Management in accordance with the then existing personnel policies of SCPIE Management. During the term hereof, Executive shall also be entitled to one month of annual vacation, the dates to be selected each year by Executive.

                           (d)      During the term hereof,  SCPIE Management
shall pay for or reimburse Executive for amounts incurred or advanced by him (as membership fees, initiation fees and monthly dues) in obtaining and maintaining a membership at the Jonathan Club, Los Angeles, California. Effective January 1, 1999, SCPIE Management Company shall pay for the cost of a golf membership at the Riviera Country Club, Los Angeles, California, or a comparable country club, which shall be in the name of and become the property of Executive. Executive shall be responsible for the dues and fees with respect to such membership. SCPIE Management shall also pay for or reimburse Executive for such ordinary and necessary business expenses as Executive shall from time to time incur or advance in the performance of his duties hereunder.

                           (e)      During the term  hereof,  SCPIE  Management
shall provide to Executive an automobile allowance consistent with such allowance as is furnished to executives of SCPIE Management.

                           (f)      With respect to the payment of counsel fees
for Executive, SCPIE Management agrees to pay for such fees in connection with the drafting of this Agreement.

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                  3.       Termination of Service.
                           ----------------------
                           (a)      SCPIE  Management  may terminate this
Agreement at any time, with or without cause, by giving 60 days' written notice to Executive. In the event of such termination under this paragraph 3(a), SCPIE Management shall be under no obligation except to pay to Executive his accrued and unpaid prorated compensation up to and including the date of such termination, including earned but unused vacation, plus either (i) in the event this Agreement is so terminated on or prior to December 31, 2004, additional compensation equal to the amount payable to Executive hereunder for two years at the rate in effect under paragraph 2(a) hereof at the date of such termination, or (ii) in the event this Agreement is so terminated after December 31, 2004, additional compensation equal to the amount payable to Executive hereunder for one year at the rate in effect under paragraph 2(a) hereof at the date of such termination. Such amount (if any) payable under this paragraph 3(a) shall be payable between the 60th day after the date of such termination and the 30th day after the first anniversary of the date of such termination in such installments as Executive shall specify by written notice given to SCPIE Management within ten days after the date of such termination; provided, however, that if Executive does not give such written notice within said ten-day period, such amount (if any) payable under this paragraph 3(a) shall be payable in full on the 60th day after the date of such termination.

                           (b)      This  Agreement  also shall be terminated
by the death of Executive. In the event of the death of Executive during the term of this Agreement, SCPIE Management shall be under no obligation except to pay to the Executive's personal representative the Executive's accrued but unpaid prorated compensation up to and including the date of his death, including earned but unused vacation.

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                           (c)      This Agreement shall also be terminated at
such time as Executive becomes disabled (as hereinafter defined) from performing his duties under this Agreement in his normal and regular manner. In the event this Agreement is terminated by such disability, SCPIE Management shall be under no obligation except to pay to Executive (i) his accrued but unpaid prorated compensation up to and including the date of such termination including earned but unused vacation, plus (ii) additional compensation equal to the amount payable to Executive hereunder for six months, at the rate in effect under paragraph 2(a) hereof at the date of such termination. Such amount (if any) payable under paragraph 3(c)(ii) shall be payable in equal bi-weekly payments. Executive shall be considered "disabled" if, at the end of any month, Executive then is and has been, either for the four consecutive full calendar months then ending or on sixty percent or more of his normal working days during the six consecutive full calendar months then ending, unable due to mental or physical illness or injury to perform his duties under this Agreement in his normal and regular manner.

                           (d)      Executive may  terminate  this  Agreement at
any time, with or without cause, by giving 90 days' written notice to SCPIE Management. In the event of such termination under this paragraph 3(d), SCPIE Management shall be under no obligation except to pay Executive his accrued but unpaid prorated compensation up to and including the date of such termination, including earned but unused vacation.

                           (e)      Unless this Agreement is terminated earlier
pursuant to any of the foregoing subparagraphs of this paragraph 3, this Agreement shall automatically terminate on December 31, 2006, and, in the event of such termination on such date, SCPIE Management shall be under no obligation except to pay to Executive (i) his accrued and unpaid prorated compensation up to and including such date, including earned but unused vacation, plus (ii) additional

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compensation equal to the amount payable to Executive hereunder for one year at the rate in effect under paragraph 2(a) hereof on December 31, 2006. Such amount (if any) payable under paragraph 3(e)(ii) shall be payable between March 1, 2007 and January 10, 2008 in such installments as Executive shall specify by written notice given to SCPIE Management on or before January 10, 2007; provided, however, that if Executive does not give such written notice on or before January 10, 2007, such amount (if any) payable under paragraph 3(e)(ii) shall be payable in full on March 1, 2007.

                           (f)      In the event that  Executive's  services
hereunder are terminated under any of the provisions of this Agreement (except by death), Executive agrees that if at that time he is President of SCPIE Management, he will, promptly upon the written request of the Board of Directors of SCPIE Management, deliver his written resignation as such President to the Board of Directors, such resignation to become effective immediately.

                           (g)      Notwithstanding  anything  contained herein,
Executive shall be entitled to the payments, if any, under paragraphs 3(a), (b),
(c), (d) and (e) above only in the event that the termination of Executive's employment which gives rise to such payments occurs prior to a Change in Control, as defined in that certain letter agreement, dated as of December 14, 2000, between SCPIE Holdings and Executive relating to severance benefits in the event of a change in control of SCPIE Holdings.

                  4.       Assignment and Binding Effect.
                           -----------------------------
                           This  Agreement  shall not be  transferable  or
assignable by Executive or SCPIE Management, nor shall Executive's or SCPIE Management's interest herein be transferred or assigned by operation of law, and any assignment or attempted assignment, transfer, mortgage, hypothecation, or pledge of this Agreement or of his interest herein by Executive or SCPIE

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Management shall be null and void. This provision, however, shall have no application to transfers made by reason of the death of the Executive.

                  5.       Arbitration.
                           -----------
                           Any  controversy  or claim  arising  out of or
relating to this Employment Agreement shall be settled by arbitration in accordance with the Rules of the American Arbitration Association, and judgment upon the award rendered by the Arbitrators may be entered in any Court having jurisdiction thereof. If a controversy or claim results in an award, that award shall also provide that the prevailing party be reimbursed by the non-prevailing party for the prevailing party's reasonable attorneys' fees and costs incurred in connection with the arbitration.

                  6.       Notices.
                           -------
                           Any notice required or permitted to be given under
this Agreement by one party hereto to the other shall be sufficient if given or confirmed in writing, first class mail, postage prepaid, or by telegraph addressed as respectively indicated:

To SCPIE Management:                SCPIE Management Company
                                    1888 Century Park East, Suite 800
                                    Los Angeles, California 90067
                                    Attn:  Chairman of the Board

To Executive:                       Donald J. Zuk
                                    c/o SCPIE Management Company
                                    1888 Century Park East, Suite 800
                                    Los Angeles, California 90067

or to such other address as the respective parties may designate in writing to the other designate.

                  7.       Unique Nature of Executive's Services.
                           -------------------------------------

                           Executive is  obligated  under this  Agreement to
render services of special, unusual, extraordinary and intellectual character, thereby giving his Agreement peculiar value, so that the loss thereof could not be reasonably or adequately compensated in damages or an action of

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law. In addition to other remedies provided by law, SCPIE Management shall have the right during the term of this Agreement to compel specific performance hereof by Executive and/or to obtain injunctive relief against the performance of services elsewhere by Executive.

                  8.       Withholdings.
                           ------------

                           All payments made by SCPIE Management under any
provision of this Agreement shall be subject to any deductions and withholdings required by applicable law.

                  9.       Governing Law.
                           -------------

                           This Agreement shall be governed by the laws of the
State of California.

                  10.      Amendment of the December 1991 Agreement.
                           ----------------------------------------

                           The 2001 Amended and  Restated  Agreement  between
Executive and SCPIE Management is hereby amended and restated in its entirety by this Amended and Restated Employment Agreement.

                  IN WITNESS WHEREOF, SCPIE Management has caused this Agreement to be executed by its officer thereunto duly authorized and Executive has executed this instrument, all effective as of the day and year first above written.

                                            SCPIE MANAGEMENT COMPANY

                                            By:  /s/ JOSEPH HENKES
                                                 -------------------------------
                                                     Its: Secretary

                                            EXECUTIVE:

                                            /s/ DONALD J. ZUK
                                            ------------------------------------
                                                     Donald J. Zuk

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                                    GUARANTY
                                    --------

     1. FOR VALUE RECEIVED and in consideration for, and as an inducement to Donald J. Zuk (the "Executive") concurrently entering into an Amended and Restated Employment Agreement dated as of January 2, 2002, in place of the Amended and Restated Employment Agreement made and entered into as of January 2, 2001 with SCPIE Management Company, SCPIE Holdings Inc. ("SCPIE Holdings") guarantees to Executive, and his successors and assigns, the full payment by SCPIE Management Company to Executive of the compensation required to be paid by SCPIE Management Company to Executive under paragraph 2 and paragraphs 3(a)(i) or (ii), 3(c)(ii) or 3(e)(ii) of said Agreement on the terms and conditions set forth in said Agreement.

     2. This Guaranty cannot otherwise be terminated or modified without the written consent of Mr. Donald J. Zuk.

     3. If any dispute arises pertaining to this Guaranty, such dispute will be submitted to binding arbitration in accordance with the Rules of the American Arbitration Association, and judgment upon such award rendered by the Arbitrators may be entered in any court having jurisdiction. If the controversy or claim results in an award, that award shall provide the prevailing party be reimbursed by the non-prevailing party for the prevailing party's reasonable attorneys' fees and costs incurred in connection with the Arbitration.

                  Executed in Los Angeles, California, as of January 2, 2002.

                               SCPIE HOLDINGS INC.


                                            By:  _/s/ JOSEPH HENKES______
                                                  -----------------
                                                     Its: Secretary